UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 30, 2024

Commission File No. 001-37811

BOK FINANCIAL CORP ET AL
(Exact name of registrant as specified in its charter)

Oklahoma		73-1373454
(State or other jurisdiction of Incorporation or Organization)		(IRS Employer Identification No.)

Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa,	Oklahoma	74192
(Address of Principal Executive Offices)		(Zip Code)

(918) 588-6000
(Registrant’s telephone number, including area code)

N/A
___________________________________________
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07. Submission of Matters to a Vote of Security Holders

(a)On April 30, 2024, BOK Financial Corporation (“BOKF”) held its annual meeting of shareholders.

(b)The matters voted upon at the annual meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

1. Election of Directors	For	Against/Withheld	Abstain	Non-Vote
Alan S. Armstrong	47,241,527	10,911,801	—	2,760,345
Steven Bangert	54,891,185	3,262,143	—	2,760,345
Chester E. Cadieux, III	50,407,426	7,745,902	—	2,760,345
John W. Coffey	51,489,067	6,664,261	—	2,760,345
Joseph W. Craft, III	47,290,764	10,862,564	—	2,760,345
David F. Griffin	54,657,001	3,496,327	—	2,760,345
E. Carey Joullian, IV	51,191,141	6,962,187	—	2,760,345
George B. Kaiser	49,027,974	9,125,354	—	2,760,345
Stacy C. Kymes	51,040,067	7,113,261	—	2,760,345
Stanley A. Lybarger	48,864,051	9,289,277	—	2,760,345
Steven J. Malcolm	54,655,573	3,497,755	—	2,760,345
Emmet C. Richards	54,758,941	3,394,387	—	2,760,345
Claudia San Pedro	54,921,786	3,231,542	—	2,760,345
Kayse M. Shrum	55,235,565	2,917,763	—	2,760,345
Peggy I. Simmons	51,552,205	6,601,123	—	2,760,345
Michael C. Turpen	54,749,480	3,403,848	—	2,760,345
Rose M. Washington-Jones	54,850,728	3,302,600	—	2,760,345
2. Ratification of Ernst & Young LLP as Auditor for Fiscal Year Ending December 31, 2024	60,288,883	620,955	3,835	—

3. Advisory vote to approve the compensation of named executive officers	57,920,105	196,559	36,664	2,760,345

ITEM 9.01. Financial Statements and Exhibits.

(a)Exhibits

     104        Interactive Data Files.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        BOK FINANCIAL CORPORATION

                        By: /s/ Martin E. Grunst
                         Martin E. Grunst
                         Executive Vice President
                         Chief Financial Officer

Date: May 3, 2024